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                                                                     EXHIBIT 2.2

                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT


              This Agreement is the First Amendment to the Stock Purchase Agreement dated October 7, 1996, by and between NDE Environmental Corporation, a Delaware corporation ("Buyer"), and Tanknology Environmental, Inc., a Texas corporation ("Seller") (the "Stock Purchase Agreement") and evidences the following:

              1. Seller confirms that Tanknology Corporation International, a Delaware corporation, owns all of the issued and outstanding stock of Tanknology Canada (1988), Inc., a Canadian corporation. It is therefore deemed advisable by the parties to amend the Stock Purchase Agreement to insert the phrase ", directly or indirectly," after the third word of the second paragraph on the first page of the Stock Purchase Agreement and in Section 4.8 of the Stock Purchase Agreement after the second word of the third sentence. As a result, in both of those sentences, the phrase "Seller owns" shall hereafter be modified by the phrase ", directly or indirectly,". Buyer and Seller hereby reaffirm each and every other provision of the Stock Purchase Agreement, as so amended.

              2. Attached hereto, as of the date hereof, are new Schedules replacing in their entirety any previous schedules of the same number delivered at the time of execution and delivery of the original Stock Purchase
Agreement: Schedules 4.7, 4.8, 4.10, 4.11 and 6.13. In addition, attached hereto is a revised Item 7--Detail of Capitalization of Subsidiaries, correcting certain errors set out in the original.

              EXECUTED as of this 25th day of October, 1996.



                                           NDE ENVIRONMENTAL CORPORATION


                                           By:      /s/ JAY ALLEN CHAFFEE
                                              ----------------------------------
                                              Name:     Jay Allen Chaffee
                                                   -----------------------------
                                              Title:    Chairman of the Board
                                                    ----------------------------



                                           TANKNOLOGY ENVIRONMENTAL, INC.


                                           By:      /s/ DONALD R. CAMPBELL
                                              ----------------------------------
                                              Name:     Donald R. Campbell
                                                   -----------------------------
                                              Title:    President
                                                    ----------------------------